EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Nutriband Inc. (the “Company”) on Form 10-Q for the quarter ended October 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gareth Sheridan, chief executive officer, and I, Serguei Melnik, chief financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 14, 2018	/s/ Gareth Sheridan
Gareth Sheridan, Chief Executive Officer
(Principal Executive Officer)

December 14, 2018	/s/ Serguei Melnik
Serguei Melnik, Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Nature’s Best Brands, Inc. and will be retained by Nature’s Best Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request